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Exhibit 23.2

Consent of Independent Auditor

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 5, 2009, with respect to the financial statements of The AGA Division of AB Medica S.p.A. included in Amendment No. 6 to the Registration Statement (Form S-1) No. 333-151822 and related Prospectus of AGA Medical Holdings, Inc. for the registration of shares of its common stock.

                      /s/ Reconta Ernst & Young S.p.A.

Milan, Italy
July 17, 2009

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  Exhibit 23.2
Consent of Independent Auditor